Exhibit 21.1

SUBSIDIARIES OF

PROQUEST COMPANY (Delaware)

March 2004

ProQuest Company subsidiaries are 100% owned by

ProQuest Company unless otherwise indicated

ProQuest Company—Subsidiary	Incorporation
ProQuest U.K. Holdings Limited (Formerly known as Bell & Howell A-V Limited. One share held by a director for ProQuest Company)	United Kingdom

- ProQuest IPI Limited (Formerly known as Bell & Howell Information and Learning Limited) (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

- ProQuest Alison Limited (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

- ProQuest Alison, Gmbh (100% owned by ProQuest Alison Limited)	Germany

- ProQuest Alison, SARL (100% owned by ProQuest Alison Limited)	France

- ProQuest Alison, SRL (100% owned by ProQuest Alison Limited)	Spain

- ProQuest Alison, SRL (100% owned by ProQuest Alison Limited)	Italy

- ProQuest Alison, Inc.	Florida

- ProQuest Information and Learning Limited (100% owned by ProQuest U.K. Holdings)	United Kingdom

ProQuest Japan Company Limited	Japan

ProQuest Outdoor Solutions (100% owned by ProQuest Business Solutions Inc.)	Delaware

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ProQuest Company—Subsidiary	Incorporation
SIRS Publishing, Inc. (100% owned by ProQuest Information and Learning Company)	Florida

ProQuest Latin America Limitada (99% owned by ProQuest Information and Learning Company, 1% owned by ProQuest Company)	Brazil

ProQuest UMI Company	Delaware

ProQuest Information Access Limited	Canada

ProQuest Business Solutions, Inc. (Formerly known as Bell & Howell Publishing Services)	Delaware

OEConnection LLC (25% owned by ProQuest Business Solutions, Inc.)	Delaware

ProQuest Information and Learning Company (Formerly known as Bell & Howell Information and Learning Company)	Delaware

- Chadwyck-Healey Espana, SA (100% owned by ProQuest Information and Learning Ltd.)	Spain

- Softline Information, Inc. (100% owned by ProQuest Information and Learning Company)	New Hampshire

- Norman Ross Publishing, Inc. (100% owned by ProQuest Information and Learning Company)	New York

- Bigchalk, Inc. (100% owned by ProQuest Information and Learning Company)	Delaware

- homeworkcentral.com, Inc. (100% owned by Bigchalk, Inc.)	Delaware

- Mediaseek Technologies, Inc. (100% owned by Bigchalk, Inc.)	Canada

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